Exhibit 5.1

HUNTON ANDREWS KURTH LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011
May 6, 2019

Tectonic Financial, Inc.
16200 Dallas Parkway, Suite 190
Dallas, Texas  75248

Re:	Tectonic Financial, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Tectonic Financial, Inc., a Texas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,725,000 shares of the Company’s fixed-to-floating rate Series B non-cumulative perpetual preferred stock, par value $0.01 per share, liquidation preference of $10.00 per share (the “Shares”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-230949), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 18, 2019 (as it may be amended from time to time, the “Registration Statement”).

For purposes of providing the opinions contained herein, we have reviewed (a) the Registration Statement; (b) the form of Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement, pursuant to which the Shares are to be sold (the “Underwriting Agreement”); (c) the Amended and Restated Certificate of Formation of the Company, as amended and restated on April 29, 2019 and currently in effect; (d) the Amended and Restated Bylaws of the Company, as amended and restated to date and currently in effect; and (e) certain resolutions adopted by the board of directors of the Company pertaining to the opinion set forth herein.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions contained herein.

In our review, we have assumed, without verification (i) the genuineness of all signatures; (ii) the authenticity of all documents and instruments submitted to us as originals; (iii) the conformity to the originals of all documents and instruments submitted to us as copies; and (iv) the accuracy and completeness of the corporate records made available to us by the Company.  As to any factual matters, we have relied upon statements and representations (oral or written) of officers and other representatives of the Company and others and of public officials.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON
LOS ANGELES   MIAMI   NEW YORK   NORFOLK   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC
www.HuntonAK.com

Tectonic Financial, Inc.
May 6, 2019

This opinion is limited to the federal securities laws of the United States and the Texas Business Organizations Code and the reported judicial decisions interpreting such law. We express no opinion as to the effect of the laws of any other jurisdiction.

Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, it is our opinion that when (a) the Registration Statement has become effective under the Securities Act; (b) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to set and determine the designations, preferences, limitations and relative rights of the Shares; (c) the Certificate of Designations with respect to the Shares has been filed with the Secretary of State of the State of Texas, and (d) the Shares have been issued, delivered and paid for in the manner contemplated by, and upon the terms and conditions set forth in, the Registration Statement and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which is part of the Registration Statement, as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional Shares to be issued or sold that is filed pursuant to Rule 462(b) of the Securities Act.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

The opinion expressed in this opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.  The opinion expressed herein is rendered as of the date hereof and constitute statements of our professional legal judgment and do not constitute a warranty or guaranty of any matter.  We undertake no, and expressly disclaim any, obligation to advise you of any changes of law or facts that may hereafter come or be brought to our attention which would alter the opinion set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

Hunton Andrews Kurth LLP